UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2011 (June 16, 2011)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2011, Shaanxi Milkgoat Dairy Co., Ltd (“Shaanxi Milkgoat”), an indirect wholly owned subsidiary of Yayi International Inc. (the “Company”) entered into a construction agreement (the “Construction Agreement”) with China Tenth Metallurgical Group Corporation (“China Metallurgical”), pursuant to which China Metallurgical agreed to construct the research and development part of the raw goat milk processing project of Shaanxi Milkgoat for a construction fee of RMB 10,673,522.75 (approximately $1.65 million). According to the Construction Agreement, the construction should be completed by December 31, 2011. Shaanxi Milkgoat has already paid RMB 3.5 million (approximately $0.54 million) to China Metallurgical as an advance payment.

The foregoing description of the Construction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Construction Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Construction Agreement, by and between Shaanxi Milkgoat and China Metallurgical, dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: June 22, 2011

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Construction Agreement, by and between Shaanxi Milkgoat and China Metallurgical, dated June 16, 2011.